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                                                                      EXHIBIT 16



October 2, 1998
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


                           Irvine Sensors Corporation
                           --------------------------

We have read Item 4 of Irvine Sensors Corporation's Form 8-K dated October 2, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,



/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP




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